EXHIBIT 99.17

InterAmerican Gaming, Inc.

OTCBB : IAGM

May 29, 2012 08:00 ET
IAG Appoints Jennifer Steckel Elliott as VP Marketing & Business Development

TORONTO, ONTARIO--(Marketwire - May 29, 2012) - InterAmerican Gaming Inc. (OTCBB:IAGM) ("IAG" or "the Company"), a company developing "SoFit" - a new social gaming mobile application that lets you get fit, stay fit and earn rewards that matter - is pleased to announce the appointment of Jennifer Steckel Elliott, a proven consumer products executive, as acting VP Marketing & Business Development. Ms. Steckel Elliott will work closely with IAG's top management team and industry partners to develop, launch, and execute SoFit's customer and partner business strategies. Ms. Steckel Elliott will also lead SoFit's partnership with the 2012 London Olympic Games supported and U.S. Department of State sponsored 'Walk-a-Mile' campaign to promote unity and global tolerance.

Ms. Steckel Elliott, MBA, Rotman School of Management '99, has 20 years of marketing, advertising and corporate strategy experience with a specialization in helping companies grow through a balanced focus on art and commerce. Her experience includes time spent both client side and service side with top brands such as the Gap, Ogilvy & Mather, IBM, Target, Best Buy, Golf Town, Fit For Sport UK and Danier.

Mr. Marc Askenasi, President & CEO of IAG, stated, "We are thrilled to add a proven business executive like Ms. Steckel Elliott to our top management team. She will play a critical role in developing and executing our marketing and business development strategies along side our corporate partners. Ms. Steckel Elliott's expertise and leadership will be a great asset to us as we begin to rollout our products in the next 60 days to a global audience in conjunction with the 2012 London Olympic Games and dozens of A-list celebrities, sports stars, political leaders, and Fortune 500 companies."

About IAG and SoFit

IAG is a digital technology company that develops socially disruptive technologies. IAG builds industry-defining businesses through a combination of organic growth and acquisitions. IAG's first product, SoFit, is a new social gaming mobile application that lets you get fit, stay fit and earn rewards that matter. SoFit will launch in July 2012.

Subscribe to the SoFit email list at sofitmobile.com to be the first to know about release dates, product details, and special promotions.

For more information and to stay engaged with SoFit 'follow' us on Twitter @sofitmobile and 'like' us on Facebook at facebook.com/sofitmobile.

Forward-looking Statements

Note: This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. InterAmerican Gaming Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in InterAmerican Gaming Inc. SEC filings. InterAmerican Gaming Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with InterAmerican Gaming Inc.'s business, please refer to the risks and uncertainties detailed from time to time in InterAmerican Gaming Inc.'s SEC filings.

This release does not constitute an offer for sale of securities.

Contact Information
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